THIRD ADDENDUM TO LEASE

        This addendum is entered into this 18th day of September, 2000, by and between VALLEY AMERICAN INVESTMENT COMPANY, P.O. Box 186, Midvale, Utah 84047, as Landlord; and GENTNER COMMUNICATIONS CORPORATION, of 1825 West Research Way, West Valley City, UT 84199, as Tenant.

        Whereas, both Tenant and Landlord have executed a uniform lease agreement dated the 26th day of February, 1996, a First Addendum to Lease dated the 31st day of January, 1997, and a Second Addendum to Lease dated the 2nd day of May, 1997. The size of Tenant's leased premises is 40,250 square feet. The current lease term shall expire on October 31, 2006.

        Whereas, the purpose of this Third Addendum is to increase the size of the leased premises.

        Whereas, Tenant is desirous of leasing an additional 11,510 square feet located at 1825 West Research Way, Suite 7 (the "Expansion Space"). Therefore, the total size of the leased premises shall be 51,760 square feet.

        The term for this expansion space shall commence on September 1, 2000, and shall run co-terminously with the original lease, the First and Second Addendums, expiring on October 31, 2006.

        In consideration of this Addendum, Landlord and Tenant agree as follows:

        a.      Tenant shall take space in its current, as is condition.

        b. Landlord shall deliver possession of the expansion space to Tenant upon execution of this Addendum.

        c.      Tenant shall pay rent as follows:

=================== ================= ================= ================ =================
       ITEM            09/01/00-          11/01/00-         11/01/02-        11/01/04-
                       10/31/00           10/31/02          10/31/04         10/31/06
------------------- ----------------- ----------------- ---------------- -----------------
Base Rent Per       22,258.00         24,039.00         25,912.00        28,039.00
Lease
------------------- ----------------- ----------------- ---------------- -----------------
1st Addendum        488.60            488.60            488.60           488.60
Amortization
------------------- ----------------- ----------------- ---------------- -----------------
2nd Addendum        1,049.00          1,049.00          1,049.00         1,049.00
Amortization
------------------- ----------------- ----------------- ---------------- -----------------
3rd Addendum        4,550.00          4,550.00          4,914.00         5,307.12
Expansion
------------------- ----------------- ----------------- ---------------- -----------------
CAM Budget          4,775.00          4,775.00          4,775.00         4,775.00
------------------- ----------------- ----------------- ---------------- -----------------
Total Monthly       33,120.60         34,901.60         37,138.60        39,658.72
Payment
=================== ================= ================= ================ =================

        d. Tenant and Landlord agree if the space located at 1825 West Research Way, Suite 6 (the "option space") ever becomes available during the lease term, Tenant must, at Landlord's discretion, lease this option space.

               1. Tenant can lease the "option space" consisting of approximately 7,214 square feet. Rent for the "option space" shall be at the same rate as the current rent on the expansion space at the time Tenant takes possession of the "option space."

               2. If Tenant does not want the "option space" described above, Tenant must give up the "front office" space and "rear loading" space (as shown on the attached Exhibit "A") to Landlord so that Landlord may have a "marketable" Suite #6. Tenant's rent and size shall then be reduced accordingly.

        Except as modified by the provisions of this Addendum, all terms, conditions and provisions of the Lease shall remain unchanged and in full force and effect.

        Executed by the parties on the day and year first written above in Salt Lake City, Utah.





LANDLORD:                    VALLEY AMERICAN INVESTMENT


                             /s/William C. Roderick
                             ------------------------------------------------
                             William C. Roderick
                             Vice President


TENANT:                      GENTNER COMMUNICATIONS CORPORATION


                             /s/Susie Strohm
                             ------------------------------------------------
                             By: Susie Strohm
                             Its: Chief Financial Officer

STATE OF UTAH         )
County of Salt Lake   )

        On the 22nd day of September, 2000, personally appeared before me WILLIAM C. RODERICK, the signer of the foregoing lease addendum who duly acknowledged to me that he executed the same.



/s/
----------------------------------------
NOTARY PUBLIC



STATE OF UTAH         )
County of Salt Lake   )

        On the 18th day of September, 2000, personally appeared before me Susie Strohm, the signer of the foregoing lease addendum who duly acknowledged to me that he/she executed the same.



/s/
----------------------------------------
NOTARY PUBLIC